Exhibit 107

Calculation of Filing Fee Tables

FORM F-3
(Form Type)

Opera Limited
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Ordinary Shares, par value $0.0001 per share	457(o)	(1)	(2)	(1)(2)	-	-
Fees previously paid			-	-	-	-	-	-
Fees to be paid	Equity	Preferred Shares	457(o)	(1)	(2)	(1)(2)	-	-
Fees to be paid	Debt	Debt Securities	457(o)	(1)	(2)	(1)(2)	-	-
Fees to be paid	Other	Warrants(5)	457(o)	(1)	(2)	(1)(2)	-	-
Fees to be paid	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$300,000,000	$0.00011020	$33,060
Fees to be paid	Equity	Ordinary Shares, par value $0.0001 per share	457(c)	141,773,298	(4)	$1,709,785,974(4)	$0.00011020	$188,418
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-	-	-	-	-	-	-
	Total Offering Amounts					$2,009,785,974	$0.00011020	$221,478
	Total Fees Previously Paid							$-
	Total Fee Offsets							$13,786(6)
	Net Fee Due							$207,692

(1)

The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $300,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $12.06, which is calculated based on the average of the high and low prices of the registrant’s ADSs as reported on the Nasdaq on July 7, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(5)

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the ordinary shares represented by ADSs of the Registrant issuable upon exercise of the Warrants.

(6)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $13,786 of the fees associated with this registration statement from the filing fee previously paid by the registrant associated with the unsold securities, including ordinary shares represented by American depositary shares, preferred shares, debt securities and warrants registered on the registrant’s Registration Statement on Form F-3 (File No. 333-233691) filed on September 10, 2019.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	—	—	—	—		—	—	—	—	—

Fee Offset Sources	Opera Limited	F-3	333-233691	—	September 10, 2019						$24,240